Exhibit 10.106
THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (“Third Amendment”) is made as of the 7th day of March, 2006, between IRRADIO HOLDINGS, LTD., a Florida limited partnership, (“Landlord”) and SPANISH BROADCASTING SYSTEM, INC., a Florida corporation (“Tenant”).
PRELIMINARY STATEMENTS
     A. Landlord and Tenant entered into that certain Lease Agreement dated December 14,2000(the “Original Lease”), under which Tenant leases certain premises known as Penthouse II, stipulated to consist of 13,953 square feet of leasable space, and Storage Space No. 12 (“Storage Space No. 12”) (together the “Original Premises”) in the building located at 2601 South Bayshore Drive, Miami, Florida 33133 (the “Building”). The Original Lease incorporates that certain First Addendum to Lease, dated as of the date of the Original Lease (“First Addendum”).
     B. Landlord and Tenant entered into that certain Second Addendum to Lease dated August 16, 2001 (the “Second Addendum”) for the purpose of substituting the provisions set forth therein with respect to storage space for the provisions with respect to storage space set forth in the First Addendum.
     C. Landlord and Tenant entered into that certain Amendment to Lease dated November 1,2003 (the “First Amendment”) for the purpose of expanding the Original Premises to include Suite 2070 in the Building, stipulated to consist of 725 rentable square feet (“Suite 2070”), and for the other purposes set forth therein.
     D. Landlord and Tenant entered into that certain Second Amendment to Lease dated as of December 1,2004(the “Second Amendment”) for the purpose of extending the Lease Term, for the purposeof expanding Tenant’s Premises under the Lease to include certain Second Amendment Expansion Space, as defined therein, stipulated to contain 33,795 rentable square feet, and for the other purposes set forth therein. The Original Lease, the First Addendum, the Second Addendum, the First Amendment and the Second Amendment are together referred to herein as the “Lease”. The Original Premises, Suite 2070 and the Second Amendment Expansion Space are together referred to herein as the “Existing Premises”, and are stipulated to consist of 48,473 square feet of leaseable area.
     E. Landlord and Tenant wish to enter into this Third Amendment the purpose of expanding the Existing Premises to include Suite 2000 in the Building, stipulated to contain 9,664 leasable square feet (“Suite 2007”), and for the other purposes set forth herein.
TERMS
     NOW, THEREFORE, for Ten Dollars ($10.00) and for the covenants and conditions of this First Amendment, the receipt and sufficiency of which are hereby conclusively acknowledged, Landlord and Tenant agree as follows:
     1. Recitals. The above recitals are true and correct and are agreed to by Landlord and Tenant as if such recitals were fully set forth herein.
     2. Terms. All undefined capitalized terms herein shallhave the samemeanings as defined in the Lease.

     3. Suite 2000 Expansion. In accordance with the terms of Paragraph 20 of the Second Amendment, Tenant has given Landlord written notice that Tenant shall expand the Second Amendment Premises to include Suite 2000 as of February 6,2006.
     4. Suite 2000 Fixed Minimum Annual Rent. Commencing on February 6,2006,Tenant shall, in addition to the Fixed Minimum Annual Rent due under the Lease, pay Fixed Minimum Annual Rent for Suite 2000 on or before the first day of each calendar month, without notice or demand, in the amounts set forth in the following schedule, plus sales tax thereon.

PERIOD	FIXED MINIMUM ANNUAL	FIXED MINIMUM ANNUAL	FIXED MINIMUM ANNUAL
	RENT/S.F.	RENT	RENT/MONTH
02/6/2006-10/31/2006	$34.85	$246,052.84 (8 months and 23 days)	$28,065.87
11/1/2006-10/31/2007	$35.85	$346,454.40	$28,871.20
11/1/2007-10/31/2008	$36.85	$356,118.40	$29,676.53
11/1/2008-10/31/2009	$37.85	$365,782.40	$30,481.87
11/1/2009-10/31/2010	$38.85	$375,446.40	$31,287.20
11/1/2010-10/31/2011	$39.50	$381,728.00	$31,810.67
11/1/2011-10/31/2012	$40.00	$386,560.00	$32,213.33
11/1/2012-10/31/2013	$40.50	$391,392.00	$32,616.00
11/1/2013-10/31/2014	$41.00	$396,224.00	$33,018.67
11/1/2014-04/30/2015	$41.50	$401,056.00	$33,421.33
     5. Proportionate Share for Suite 2000. Suite 2000 comprises 3.2871% of the Building. As of February 6, 2006, Paragraph H of the First Amendment shall be amended to include Suite 2000 in the calculation of Tenant’s Proportionate Share for the Existing Premises and, accordingly, as of February 6,2006, Tenant’s Proportionate Share for the Existing Premises (including Suite 2000) shall be deemed to be 8.2801%. Accordingly, as of February 6,2006, the terms of the Lease with respect to Operating Expenses applicable to the Existing Premises, and the Base Year of the Existing Premises (including the adjustment of the Existing Premises Base Year to calendar year 201 1 on November 1,2010) shall be applicable to Suite 2000. The l i t on increases in the Controllable Portion of Operating Expenses set forth in Paragraph 5 of the Second Amendment, measured on a square foot basis, is therefore applicable to Suite 2000.
     6. Condition of Suite 2000. Tenant accepts Suite 2000 in AS-IS condition.
     7. Parking. For a period expiring on February 5,2007, Tenant shall be given the opportunity to obtain from Landlord and/or the Garage operator the right to park twenty-nine (29) additional unassigned parking spaces in the Garage under the terms set forth in Article XIV of the Original Lease.
     8. Suite 2000 Furnishings. Landlord and Tenant have agreed that Tenant shall have the option to purchase the Suite 2000 Furnishings at the fair market value thereof. Landlord shall, on or before March 3 1, 2006, tender written notice to Tenant of Landlords evaluation of the market value of the Suite 2000

Furnishings. Tenant shall, within five (5) business days following its receipt of Landlords notice, agree to the amount set forth in Landlords notice, agree upon another amount with Landlord, or elect not to proceed with the purchase of the Suite 2000 Furnishings. In the event that Landlord and Tenant do not agree upon the purchase price of the Suite 2000 Furnishings within such five (5) day period or in the event that Tenant has elected not to proceed with the purchase of the Suite 2000 Furnishings then, within ten (10) business days following the expiration of such five (5) business day period, Tenant shall deliver the Suite 2000 Furnishings to a location determined by Landlord in Miami-Dade County. Tenant has been using the Suite 2000 Furnishings under the terms of the Second Amendment, is fully familiar with the condition of the Suite 2000 Furnishings, and understands the Suite 2000 Furnishings is tendered by Landlord as-is, without any warranty whatsoever with respect to service ability or fitness. In the event that Landlord and Tenant agree upon the fair market value of the Suite 2000 Furnishings, Tenant shall pay the agreed upon fair market value of the Suite 2000 Furnishings to Landlord, plus sales tax thereon, not later than five (5) business days following the date of such agreement and, upon such timely payment, ownership of the Suite 2000 Furnishings shall be transferred from Landlord to Tenant.
     9. Second Amendment Expansion Space Fixed Minimum Annual Rent. The following schedule shall replace and supercede the schedule set forth in Paragraph 11 of the Second Amendment; this substitution is being made for the purpose of correcting a ministerial error in the first column thereof:

PERIOD	FIXED MINIMUM ANNUAL	FIXED MINIMUM ANNUAL	FIXED MINIMUM ANNUAL
	RENT/S.F.	RENT	RENT/MONTH
12/1/04-4/30/05	N/A	N/A	Abated
5/1/05-4/30/06	$29.00	$980,055.00	$81,671.25
5/1/06-4/30/07	$29.50	$996,952.50	$83,079.38
5/1/07-4/30/08	$30.00	$1,013,850.00	$84,487.50
5/1/08-4/30/09	$30.50	$1,030,747.50	$85,895.63
5/1/09-4/30/10	$31.00	$1,047,645.00	$87,303.75
5/1/10-4/30/11	$31.50	$1,064,542.50	$88,711.88
5/1/11-4/30/12	$32.00	$1,081,440.00	$90,120.00
5/1/12-4/30/13	$32.50	$1,098,337.50	$91,528.13
5/1/13-4/30/14	$33.00	$1,115,235.00	$92,936.25
5/1/14-4/30/15	$33.50	$1,132,132.50	$94,344.38
     10. Brokers. Landlord and Tenant each hereby warrants that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than CB Richard Ellis, Inc., which has represented Landlord (“Landlords Broker”), and MK Real Estate Group, which has represented Tenant (“Tenant’s Broker”). Tenant shall be responsible for the compensation of Tenant’s Broker. Landlord and Tenant further warrent that they know of no other real estate broker or agent, other than that named above, who is entitled to a real estate commission in connection with this Second Amendment, and Tenant agrees to indemnify Landlord against any claims for commission and expenses created by such claim by any other real estate broker or agent with whom the Tenant may have dealt or communicated.

     11. Effect of Delivery. Landlord has delivered a copy of this Third Amendment to Tenant for Tenant’s review only and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Second Amendment shall not be effective until a copy executed by Landlord a i d Tenant, is returned to Tenant.
     12. Ratification of Lease. Unless expressly modified herein, all terms and conditions other I m s e are hereby ratified and reaffirmed in their entirety.
     13. Lease in Full Force and Effect. Tenant represents, warrants and acknowledges that the Lease is unmodified, other than pursuant to the terms of this Third Amendment, and is in full force and effect as modified herein; that all rent has been paid through the date hereof; that Landlord is not in default in the performance of any covenant, agreement or condition contained in the Lease, as modified: and that tenant has no defense to the payment of any amounts due under thc Lease, as modified.
     14. Confidentiality. Landlord and tenant will maintain the confidentiality of this Third Amendment and will not divulge the economic or other terms of this Third Amendment to any persons, other than their officers, directors, partners or shareholders; attorneys, accountants and other professional consultants (all of which parties shall be hound by this confidentiality obligation); any governmental agencies; pursuant to subpoena or other legal process, or in accordance with their legal or regulatory financial reporting requirements.
(Execution page follows)

     IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first written above.

Signed, sealed and delivered		Tenant:
in the presence of:
SPANISH BROADCASTING SYSTEM, INC., a Florida corporation

/s/ Diana Chacon		By:	/s/ Joseph A. Garcia
Print Name:	Diana Chacon	Name:	Joseph A. Garcia
		Title:	CFO

Print Name:

Landlord:

IRRADIO HOLDINGS, LTD., a Florida limited partnership

By: IRRADIO INVESTMENTS, INC., its sole general partner

/s/ Juan A. Garcia		By:	/s/ Raul Alarcon
Print Name:	Juan A. Garcia	Name:	Raul Alarcon
		Title:	President

/s/ Ivette Davidson
Print Name:	Ivette Davidson